[USI LETTERHEAD]

Contact:    Diana Burton
            732-767-2255

                                                           For Immediate Release

            U.S. INDUSTRIES DELAYS LIGHTING DIVISION SPIN-OFF
            -------------------------------------------------

ISELIN, NJ, January 25, 2001 - U.S. Industries, Inc. (NYSE-USI) announced today that it will delay closing of the previously announced spin-off of its lighting and industrial tools businesses to shareholders. The spin-off was originally anticipated to take place on January 31.

David H. Clarke, Chairman and Chief Executive Officer of U.S. Industries said, "Although we are disappointed that we did not meet our own deadline, we are continuing to work on the spin-off transaction and hope to complete it on a timely basis."

U.S. Industries owns several major businesses selling branded, consumer-oriented building products to leading home centers and mass merchants. These brands include Jacuzzi, Ames/True Temper, Sundance Spas, and Zurn, among others.

Disclosures Concerning Forward-Looking Statements

Any forward-looking statements made in this release represent management's best judgment as to what may occur in the future. Various economic and competitive factors could cause actual results to differ materially from those discussed in such forward-looking statements, including some factors which will be outside of the control of the Company, such as consumer spending patterns, availability of consumer credit, interest rates, currency exchange rates, inflation rates, the level of residential and commercial construction, and the cost of raw materials, along with other specific factors with respect to the Company's businesses as set forth in the Company's reports and other documents filed with the Securities and Exchange Commission.